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                  Co-location and Bandwidth Services Agreement

This Co-location and Bandwidth Agreement (the "Agreement") by and between:

            PEER 1 NETWORK, INC.                 TeliPhone inc.
                  "Peer 1"                         "Customer"

Address:   1600 - 555 West Hastings   Address:   1080, Cote du Beaver Hall
           Vancouver, BC V6B 4N5                 Suite 1555 Montreal, Qc H2Z 1S8

Contact:   Marc-Alexandre Forget      Contact:   George Metrakos
Telephone: 514-878-0080               Telephone: 514-313-6010
Fax:       514-878-0085               Fax:       514-313-6001
Email:     mforget@peer1.net          Email:     gmetrakos@teliphone.ca


This Agreement (which includes and incorporates by reference Schedule 1 attached and any Service Agreement Addendums) sets forth the terms under which the parties agree that Peer 1 will provide certain services to Customer according to the following specifications:

                          GENERAL TERMS AND CONDITIONS

1. Services. Supplier agrees to supply the Services in accordance with the terms of this Agreement. Customer agrees to receive the Services from Supplier in accordance with the terms of this Agreement.

2. Other Services. Upon written request by Customer, Peer 1 may at its option, provide Customer with technical and nontechnical support, such as equipment reboots, troubleshooting, DNS and other support ("Other Services"), in connection with Customer's use of the Customer Space and Bandwidth Services. Unless the parties agree otherwise, Customer will pay for such Other Services in accordance with the Technical Support Services section of this Agreement.

3. Term. The Term of this Agreement will commence five (5) days after the "Effective Date" from Schedule 1 or the day the Customer connects to Peer 1 Network, whichever is first, and will continue thereafter for the Term specified in the Service Table, unless terminated by either party as permitted by this Agreement. This contract shall automatically renew for a period of subsequent one (1) year periods unless written notice is provided by either party to the other at least 60 days prior to the expiration date, in which case the contract will expire on said expiration date.

4.    Payment.

        4.1 Customer will pay Peer 1 the One-Time Install Fees and Recurring Monthly Fees specified in the Service Table, as well as any charges for Other Services and the cost (on an estimated or actual basis) of supplying electrical power to the Customer Space in excess of 3.75 amps for octals, 7.5 amps for quarter cabinets, or 15 amps for half, full or custom cages (the "Additional Power"). Upon 30 days or greater written notice prior to the end of the Term, Peer 1 may change any fees payable under this Agreement. Customer will pay all taxes levied against or upon the services stipulated in the Service Table (as amended by the parties from time to time) or otherwise provided by Peer 1 under this Agreement (not including taxes based on Peer 1's income).

        4.2 All One-Time Install Fees will be payable in advance. All Recurring Monthly Fees will be payable monthly in advance. Monthly Fees for Internet Traffic and charges for Other Services, which are not billed as Recurring Monthly Fees, will be payable monthly in arrears.

        4.3 Except for the First Payment shown in the Service Table, which must be paid by Customer to Peer 1 before commencement of the Term, all amounts will be payable on the 15th of the month in which an invoice is received, which invoices will be issued on the first day of each month. Customer will pay by pre-authorized payment to a Customer credit card, or by cheque of immediately available funds remitted to Peer 1 at the address set forth above.

        4.4 Any payment not made when due will be subject to interest of two percent (2%) per month compounded monthly (equivalent to a yearly interest rate of 26.86%).

        4.5 If Customer's traffic usage fails to meet or exceed the amount specified as the Minimum Commitment in the Bandwidth Pricing section of the Service Table of this Agreement, Customer will be billed for the amount of the Minimum Commitment.

        4.6 Peer 1 reserves the right to require a security deposit, the amount of which is based upon one (1) month's estimated or current usage.

5. Termination. Either party may terminate this Agreement on 30 days written notice, if the other party becomes the subject of any voluntary proceedings under any bankruptcy or insolvency laws, or becomes the subject of any involuntary proceedings under any bankruptcy or insolvency laws which are not dismissed or withdrawn within 60 days after filing. Peer 1 may terminate this Agreement on 30 days written notice if the Customer commits a material default (which will include without limitation any failure to make any payment when due) and fails to rectify such default within 10 days after being given notice ofsuch default by the other party.

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6.    If Customer is in Default. If Customer is in default of any of its obligations under this Agreement, then Peer 1 may in its sole discretion do any or all of the following: (i) without notice suspend access to the Customer Space or the Premises, (ii) if Customer's default is non-payment of any sums due to Peer 1, exercise all the rights and remedies of a secured party under applicable law including, without limitation, with the minimum notice (if any) required by law, Peer 1 may seize the Equipment and sell the Equipment to third parties in satisfaction of any Customer indebtedness owing to Peer 1 as well as any costs (including reasonable legal fees) incurred by Peer 1 in exercising any remedy under this Agreement, and (iv) if Peer 1 terminates this Agreement in accordance with
      Section 5, after such termination is effective, remove the Equipment from the Customer Space, store the Equipment at another location at Customer's expense, and license the Customer Space to a third party.

7. Credit Authorization. Customer hereby authorizes Peer 1 and gives consent to Peer 1 under applicable privacy laws for Peer 1 to obtain credit information and bank and other financial references regarding Customer for the purposes of assessing Customer's credit worthiness, and Customer will promptly execute and deliver to Peer 1 such further documents and assurances and take such further actions as Peer 1 may from time to time reasonably request in order to carry out the intent and purpose of this Section.

8. Limitation of Liability. CUSTOMER ACKNOWLEDGES THAT PEER 1 PERMITS OTHER LICENSEES TO INSTALL THEIR EQUIPMENT IN THE PREMISES. PEER 1 WILL HAVE NO LIABILITY FOR ANY DAMAGES, COSTS, OR LOSSES INCURRED BY CUSTOMER (OR ITS CLIENTS) CAUSED BY SUCH OTHER LICENSEES' ACTS, EQUIPMENT, OR FAILURES TO ACT. THE LIMIT OF PEER 1'S LIABILITY IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR BY STATUTE OR OTHERWISE TO CUSTOMER (OR ITS CLIENTS) CONCERNING PERFORMANCE OR NONPERFORMANCE IN ANY MANNER RELATED TO THIS AGREEMENT, FOR ANY AND ALL CLAIMS WILL NOT, IN THE AGGREGATE, EXCEED THE TOTAL FEES PAID BY CUSTOMER TO PEER 1 UNDER THIS AGREEMENT IN THE IMMEDIATELY PRECEDING 2 MONTHS FROM THE DATE THE CLAIM AROSE. IN NO EVENT WILL PEER 1 BE LIABLE FOR ANY LOST PROFITS, SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

9. Force Majeure. Neither party will be liable for any delay, interruption or failure in the performance of its obligations if caused by acts of God, war, declared or undeclared, fire, flood, storm, slide, earthquake, or other similar event beyond the control of the party affected ("Force Majeure"). If any Force Majeure occurs, the party claiming the Force Majeure will promptly notify the other. The party claiming the Force Majeure will use commercially reasonable efforts to eliminate or remedy the Force Majeure. This Section will not apply to excuse a failure to make any payment when due.

10. Reselling. Upon prior written approval of Peer 1 which will not be unreasonably withheld or delayed, Customer in the normal course of its business may resell to its clients use (subject to all the terms of this Agreement) of the Customer Space and Bandwidth Services provided by Peer 1 to Customer pursuant to this Agreement, except that Customer will not allow such clients to interconnect with other users in the Premises. Such clients will be deemed to be Customer's contractors to the extent they or their representatives are present at the Premises. Customer will act as the single point of contact with Peer 1 with respect to Customer's clients. Customer will remain responsible for all fees or other costs under this Agreement incurred by Customer's clients, both with or without the consent of Customer. Customer either will cause such clients to be covered by Customer's insurance coverages as required by this Agreement or will cause such clients to obtain such insurance independently. Any act or omission of any such client that would be a breach of this Agreement if committed by Customer will be deemed a breach of this Agreement by Customer. Customer agrees to defend, indemnify and hold harmless Peer 1, and its officers, directors and employees (collectively, the "Indemnities"), from any and all liabilities, costs and expenses, including reasonable legal fees, related to or arising from (i) any act or omission of any such client that would be a breach of this Agreement if committed by Customer, and (ii) any claim by any such client arising from use of the Premises, services provided by Peer 1 under this Agreement or otherwise from performance or non-performance by a party in any manner related to this Agreement.

11.   Miscellaneous.

        11.1. Notices. Every notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing to the party at the address first set forth above for such party and will be deemed to have been delivered and given for all purposes (i) on the delivery date, if delivered personally; (ii) one business day after deposit with a commercial overnight carrier, with written verification of receipt, if sent by courier; (iii) upon completion of transmission, if sent via facsimile with a confirmation of successful transmission; and (iv) upon personal acknowledgement by the recipient, if sent by email.

        11.2. Compliance With Laws. Customer will comply with all applicable laws, regulations, and ordinances.

        11.3. Assignment. Customer may not assign this Agreement or any of its rights or obligations or the license hereunder, without the prior written consent of Peer 1. Peer 1 may assign its rights and obligations under this Agreement to a Peer 1 affiliate, without Customer's consent.

        11.4. Survival. The provisions set forth in Sections 4, 6, 8, 9, 10 (indemnity obligations only), 11, 22, 23 and 26 (indemnity obligations only) of this Agreement will survive termination or expiration of this Agreement.

        11.5. Reservation of Rights. Peer 1 reserves all rights not specifically granted herein.

        11.6. Entire Agreement. This Agreement supersedes all previous Agreements and Service Agreement Addendums between the parties. This Agreement, the Schedule, and any subsequent Service Agreement Addendums constitute the entire agreement between the parties regarding the subject matter hereof and supersede all proposals and prior discussions and writings between the parties with respect thereto. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, PEER 1 MAKES NO REPRESENTATION, WARRANTY OR CONDITION, EXPRESS OR IMPLIED, AND EXPRESSLY EXCLUDES ALL IMPLIED OR STATUTORY WARRANTIES OR CONDITIONS OF MERCHANTABILITY, MERCHANTABLE QUALITY, DURABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR TITLE OR NONINFRINGEMENT AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

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        11.7.   Modifications. This Agreement may not be altered, amended or modified, except in writing signed by both parties.

        11.8. No Waiver. No failure or delay in enforcing any right or exercising any remedy will be deemed a waiver of any right or remedy.

        11.9. Severability and Reformation. If any portion of this Agreement is determined to be or becomes unenforceable or illegal, such portion will be reformed to the minimum extent necessary in order for this Agreement to remain in effect in accordance with its terms as modified by such reformation.

        11.10. Remedies not Exclusive. The remedies available to the parties under this Agreement are cumulative and not exclusive to each other, and any such remedy will not be deemed or construed to affect any right which either of the parties is entitled to seek at law, in equity or by statute.

        11.11. Relationship. The relationship of Peer 1 to Customer will be that of an independent contractor, and neither Peer 1 nor any employee of Peer 1 will be deemed to be an agent or employee of Customer.

        11.12. Choice of Law and Attornment. This Agreement will be governed and interpreted by the laws of the jurisdiction where the Premises are located, without regard to its conflicts of law provisions. The parties hereby irrevocably and unconditionally attorn to the non-exclusive jurisdiction of the courts of the jurisdiction where the Premises are located, and all courts competent to hear appeals therefrom.

        11.13. Further Assurances. Each of the parties will promptly execute and deliver to the other at the cost of the other such further documents and assurances and take such further actions as the other may from time to time request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies intended to be created in favour of the other.

        11.14. Liens and Encumbrances. Customer (and its clients) will not have the power, authority or right to create and will not permit any lien or encumbrance, including without limitation, tax liens, mechanics' liens, builders liens or other license or encumbrances with respect to work performed, in connection with the Equipment or use of the Customer Space.

        11.15. Language. This Agreement and all related documents have been drawn up in English at the mutual request of the parties hereto. La presente convention et tous documents y afferents ont ete rediges en anglais a la demande mutuelle des parties aux presentes.

                        CO-LOCATION TERMS AND CONDITIONS

12. Grant of License. Subject to the terms of this Agreement, Peer 1 hereby grants to Customer, as of the Effective Date, a nonexclusive license to install, operate, replace, remove and maintain communications equipment, cabling, connections, associated hardware and accessions (the "Equipment") in the Co-location Space specified in the Service Table (the "Customer Space"), in the Premises during the Term. The license granted in this Agreement is a license of space only, and does not create an ownership interest or property rights of any nature in Peer 1's real or personal property.

13. Installation and Requirements. Customer will be responsible for the delivery and installation of the Equipment and the connection of the Equipment to telecommunications lines and power. Except with Peer 1's prior written approval and subject to the terms of this Agreement, Customer may only install or remove Equipment upon reasonable prior written notice to Peer 1 and during business days between 8:00 a.m. and 5:00 p.m. Customer will only install or place Equipment in the Customer Space. Peer 1 reserves the right to approve of Customer's technicians and other contractors. During the Term of this Agreement, Customer will immediately notify Peer 1 of any space, power or other requirements associated with the installation or operation of the Equipment. Peer 1 will have no duty to monitor, maintain or care for the Equipment.

14. Maintenance and Use of Premises. Customer, at its own cost and expense, will protect, maintain and keep in good order the Customer Space and any Equipment in such space. Customer will ensure that neither Customer nor its employees, agents, contractors or invitees damage any part of the Premises or any property located in or about the Premises, or interfere, or allow the Equipment to constitute a hazard to or to interfere with, Peer 1 or any other user of the Premises or any equipment owned or used by Peer 1 or any other user of the Premises. Customer will not make any alterations or installations of any kind to the Premises without the prior written consent of Peer 1.

15. Immediate Threats. If, in the determination of Peer 1, acting reasonably, the Equipment poses an immediate threat to the physical integrity of the Premises or the physical integrity or performance of the equipment of Peer 1 or any other user of the Premises, or poses an immediate threat to the safety of any person, then Peer 1 may perform such work and take such other actions that it may consider necessary without prior notice to Customer and without liability for damage to the Equipment or for any interruption of Customer's (or its clients') businesses. As soon as practicable after performing such work, Peer 1 will advise Customer in writing of the work performed or the action taken.

16. Intervention. If any part of the Equipment is not placed and maintained in accordance with this Agreement, and Customer fails to correct the violation within 7 days after receipt of written notice thereof from Peer 1, then Peer 1 may, at its option, without further notice to Customer, correct the deficiency at Customer's expense without liability for damages to the Equipment or interruption of Customer's (or its clients') businesses. As soon as practicable thereafter, Peer 1 will advise Customer in writing of the work performed or action taken. Customer will immediately reimburse Peer 1 for all expenses reasonably incurred by Peer 1 associated with any work or action performed by Peer 1 with respect thereto.

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17.   Relocation. Customer will, at Peer 1's expense, relocate the Equipment to other space within the Premises upon Peer 1's written request and within 15 days of such request.

18. Periodic Inspections. Peer 1 reserves the right (upon reasonable prior notice to Customer) to make periodic inspections of any part of the Customer Space or Equipment; provided that Customer will have the right to have one or more of its employees or representatives present during any such inspection.

19. Insurance. Customer will maintain, at Customer's expense, during the Term of this Agreement for the Premises (i) Comprehensive General Liability Insurance protecting Peer 1 as an additional insured in an amount not less than one million dollars ($1,000,000.00) per occurrence for bodily injury or property damage, and (ii) Worker's Compensation coverage in an amount not less than that prescribed by statutory limits. Immediately upon commencement of the Term and thereafter upon Peer 1's request, Customer will provide Peer 1 with certificates of insurance or other satisfactory evidence that the insurance required in this Section has been obtained. Under no circumstances will Peer 1 be obligated to provide insurance coverage for any Customer Equipment in the Premises.

20. Access. Subject to the terms of this Agreement and compliance with payment terms under Item 4.3, Customer will have unrestricted access to the Premises during the Term. Customer will cause its employees, agents, contractors or invitees who have access to the Premises to conform to all Peer 1 rules and regulations (as amended by Peer 1 from time to time). Failure to comply with the payment terms may result in denial of access as set forth in Item 6.

21. Co-location facility Rules and Regulations. Peer 1 may vary these rules and regulations from time to time in its sole discretion, and Customer will comply with all other reasonable security requirements that Peer 1 may impose from time to time, provided that Customer has been given 30 days notice in writing.

        21.1. All Customer employees, agents, contractors or invitees ("Customer Persons") having access to the Premises must be approved by Peer 1. Approval by Peer 1 does not release Customer from its responsibilities pursuant to this Agreement, nor by approving such Customer Persons does Peer 1 waive its right to be indemnified by Customer.

        21.2. Customer must provide Peer 1 with particulars, including a current photograph of each Customer Person, before that Customer Person is given access to the Premises

        21.3. No more than three Customer Persons will be authorized to have access to the Premises at any time.

22. Removal of Equipment. Upon termination or expiration of the Term of this Agreement, unless prohibited by Peer 1 as permitted by this Agreement, Customer will remove the Equipment from the Premises. Unless the Parties otherwise agree in writing, in the event the Equipment has not been removed within 5 days following the termination or expiration, Peer 1 will have the right to remove, relocate, or otherwise store the Equipment at Customer's expense without liability to Customer. If after 30 days of such storage by Peer 1 Customer has not retrieved the Equipment and paid any indebtedness owing to Peer 1, then Peer 1 may exercise all the rights and remedies of a secured party under applicable law including, without limitation, Peer 1 may sell the Equipment to third parties and use the proceeds of such sale to satisfy any such indebtedness as well as any costs (including reasonable legal fees) incurred by Peer 1 in exercising any remedy under this Agreement.

23. Security. As continuing security for the obligations of Customer to Peer 1 as set out in this Agreement, Customer hereby grants to Peer 1 a security interest in the Equipment of Customer now located or hereafter located in the Customer Space and all proceeds therefrom in the event of a disposition thereof in accordance with the terms of this Agreement.

24. Ownership of Equipment. Customer represents and warrants that it either owns all Equipment or has all necessary rights to locate the Equipment in the Premises.

25. Consent to Video Monitoring. Customer acknowledges, agrees and hereby consents under applicable privacy laws that Peer 1 may monitor the Premises by way of closed circuit television or other monitoring device for the purposes of maintaining the safety and security of the Premises, any equipment in the Premises, and any persons using or present in the Premises from time to time.

                         BANDWIDTH TERMS AND CONDITIONS

26. Bandwidth Services. Peer 1 will provide to Customer the Internet Connectivity, IP Addresses and Internet Traffic services (collectively, the "Bandwidth Services"), as specified in the Service Table (as amended by the parties from time to time). Peer 1 will provide Bandwidth Services in accordance with this Agreement, including the Service Level Agreement contained herein. Customer will comply (and will cause its clients to comply as if those clients were the Customer) with the Acceptable Uses Policy (as amended by Peer 1 from time to time) contained herein. Peer 1 will have the right, but not the obligation, without prior notice, to monitor online conduct and communications, in order to verify compliance with this Agreement and applicable law. The security for transmissions made using the Bandwidth Services is the responsibility of Customer. Customer's sole remedy for any interruption of Bandwidth Services will be to receive refunds in accordance with the Service Level Agreement. Customer agrees to defend, indemnify and hold harmless Peer 1, and its officers, directors and employees (collectively, the "Indemnities"), from any and all liabilities, costs and expenses, including reasonable legal fees, related to or arising from any action or claim by a third party against the Indemnities asserting an intellectual property right violation or any other third party claims which concern Customer's (or its clients') use of the Bandwidth Services (including without limitation transmission of any message, information, software or other materials, or service interruptions).

27. IP Addresses. Any IP Addresses allocated to Customer by Peer 1 must be maintained by Customer in an efficient manner as deemed by ARIN and utilized at 80% within 30 days of assignment by Peer 1 to Customer. Failure to comply with this Section may result in the revocation of IP Addresses by Peer 1 after five days notice to Customer.

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28.   Traffic Billing.

        28.1 For purposes of billing traffic is measured as of the last day of each month.

        28.2    Traffic is measured using MRTG.

        28.3    Real-time access to MRTG data is available via a Web interface.

        28.4 Traffic data is captured on the Peer 1 switch associated with the customer connection.

        28.5 All BGP customers will be charged based on the 95th percentile method.

                     TECHNICAL SUPPORT AND SERVICES PRICING

                   Network Operations Support (remote hands)

Network Operations Support (8am - 5pm Mon - Fri)      $100.00/hour billed in 15 minute increments
Network Operations Support (Outside Business Hours)   $200.00/hour billed in 15 minute increments

                   Network Operations Support (remote hands)

Tape Back-up                             $50.00/month and $5.00/tape change during business hours
                                         $50.00/ tape change weekends/holidays non-business hours
24 hr. systems monitoring                                                        $100.00/month/IP
Primary & secondary DNS                                                        $50.00/year/domain
Domain name changes                                                                 $10.00/domain

                                     Other

Additional Access Cards (key included)                                                $50.00/card

                          ACCEPTABLE USES POLICY (AUP)

     Customer agrees to use Bandwidth Services only for lawful purposes, in compliance with all applicable law. Specific activities that are prohibited include, but are not limited to:

o     Threatening harm to persons or property or otherwise harassing behavior.
o Violating Canadian export control laws for software or technical information.
o Misrepresenting or fraudulently representing products/services using Customer's account.
o Transmission, distribution or storage of any material in violation of any applicable law or regulation.
o Transmission, distribution or storage of any material protected by copyright, trademark, trade secret or other intellectual property right without proper authorization, and material that is obscene, defamatory, an invasion of privacy or constitutes an illegal threat, or is otherwise illegal.
o Facilitating, aiding, or encouraging any of the above activities, whether using Peer 1's network or service by itself or via a third party's network or service.
o Interference with a third party's use of Peer 1's network or service, or ability to connect to the Internet or provide services to Internet users.

Email

Sending unsolicited email messages, including, without limitation, commercial advertising and informational announcements, is explicitly prohibited. Customer will not use another site's mail server to relay mail without the express permission of the site. It is strictly forbidden to send out unsolicited email from any other network that advertises, promotes or in any way points to a location inside Peer 1 network. It is also strictly forbidden to be involved in the distribution of tools designed for the aiding of Unsolicited Bulk Email(UBE). A customer's connectivity may be terminated without delay if the customer has been documented on a recognized SPAM abuse list or if the customer has previously been denied access from another provider due to AUP violations.

System and Network Security

Customer is prohibited from utilizing Peer 1 services to compromise the security or tamper with system resources or accounts on computers at the Premises or at any third party site.

Specific activities that are prohibited include, but are not limited to:

o     Use or distribution of tools designed for compromising security.

o Unauthorized access to or use of data, systems or networks, including any attempt to probe, scan or test the vulnerability of a system or network or to breach security or authentication measures without express authorization of the owner of the system or network.

o Unauthorized monitoring of data or traffic on any network or system without express authorization of the owner of the system or network.

o     Deliberate attempts to overload a system and broadcast attacks.

o Forging of any TCP-IP packet header or any part of the header information in an email or a newsgroup posting.

o Intentionally or negligently transmitting files containing a computer virus or corrupted data.

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Violation

Peer 1, in its sole discretion, will determine what action will be taken in response to a violation on a case-by-case basis. Violation of this AUP could also subject Customer to criminal or civil liability. Peer 1 may block access at the router level to Customer's Equipment involved. If Peer 1 believes, in its sole discretion, that a violation of this AUP has occurred, such action may also include, but is not limited to, temporary or permanent blocking of access to Customer's Equipment, and the suspension or termination of Customer's services under this Agreement. Peer 1 may involve and will also fully cooperate with law enforcement authorities in investigating suspected lawbreakers.

Peer 1 reserves the right to modify this AUP at any time without notice.

Customer is responsible for all use of the Co-location Space and Bandwidth Services by itself, its employees, agents, contractors, invitees and clients, whether such use is with or without the consent of Customer.

                            SERVICE LEVEL AGREEMENT

Peer 1 Network has implemented a high-availability Internet Transit network infrastructure, available within secure Co-location facilities. This has been accomplished by the following:

1) All Customer connections make use of Cisco's HSRP (hot standby router protocol)
2)    Multiple upstream providers
3)    Fully redundant OCn internal backbone network
4)    All network devices have onsite spares
5)    All key network components are monitored 24x7

Service Level Agreement Terms for Onsite Co-location Customers

Peer 1 will provide 100 % uninterrupted transit to the Internet to all co-location customers who have purchased said service from Peer 1. Should transit to the Internet become unavailable for a cumulative period up to one hour in any one calendar month, Customer will receive a refund equivalent to one day of Customer's pro-rated Recurring Monthly Fees for that month. Customer will receive an additional refund of one day of the pro-rated Internet Connectivity Recurring Monthly Fees for each additional hour, or portion thereof, of unavailability. All refund calculations will be based on unavailability in one-hour increments. The above agreement does not cover outages caused by equipment and/or events not under the direct control of Peer 1 or caused by individuals not directly employed by Peer 1. This Service Level Agreement does not cover outages due to scheduled or emergency network and/or facility maintenance, which will be broadcast to all customers in advance, and will not exceed 20 minutes per month.

Any and all refunds to Customer will not exceed 50% of the Customer's Recurring Monthly Fees for the month in which the refund is paid.

Performance Guarantee

Peer 1 will maintain its network in such a manner as to provide to all customers the best possible performance to the Internet. In order to achieve this Peer 1 makes the following guarantees to all onsite Internet customers:

o     100% guaranteed uninterrupted transit to the Internet
o     Zero packet loss internal to Peer 1 network

In addition to the above performance guarantees Peer 1 will take all possible measures to insure all Customer traffic reaches its destination in a timely fashion comparable and within reason to any other carrier in the area. These measures include the manipulation of routing tables so as to direct traffic to the Internet using its best possible upstream link.

By signing below, each party acknowledges that it has read, understands, and agrees to the terms of this Co-location and Bandwidth Services Agreement.

Agreed to by:

PEER 1 NETWORK, INC.               CUSTOMER

By:                                By:
    -----------------------            -----------------------
(Signature)                        (Signature)
Elisabeth Philibert                George Metrakos
---------------------------        ---------------------------
(Name typed or printed)            (Name typed or printed)
City Manager
---------------------------        General Manager - President
(Title)                            ---------------------------
---------------------------        (Title)
(Date)                             ---------------------------
                                   (Date)

                                                                          [LOGO]

                                  SCHEDULE "1"
                                 SERVICE TABLE

Company Name: TeliPhone inc.

Address: 1080, Cote du Beaver Hall suite 1555 Montreal, Qc H2Z 1S8

General Company Number: 514-313-6010

Fax Number: 514-313-6001

Admin Contact (Name/Email/Phone): George Metrakos /
              gmetrakos@teliphone.ca / 514-313-6010

Technical Contact (Name/Email/Phone): Benoit Laliberte /
                  blaliberte@teliphone.ca / 514-313-3432

Accounts Payable Contact (Name/Email/Phone): George Metrakos /
                         gmetrakos@teliphone.ca / 514-313-6010

--------------------------------------------------------------------------------
Co-location and Bandwidth Services
Includes: 1 x 100 Mb port, 2 access cards, 2 keys
Standard Cages: UPS included; Custom Cages: UPS customer supplied
--------------------------------------------------------------------------------

                         Description                Qty    One-time Charges     Monthly Recurring
Cage Type                Custom cage 81s.f. + 2Mb    1                0.00$               2 670.00$
Bandwidth commitment
Cross Connect/Cable Pull
Power
Additional Access Cards
Other


                                                           Subtotal:  0.00$     Subtotal: 2 670.00$
                                                           GST:       0.00$     GST:        186.90$
                                                           PST:       0.00$     PST:        214.27$
                                                           TOTAL A:   0.00$     TOTAL B:  3 071.17$

                         Total A + Total B = first         First month's payment: N/A
                         month's payment due upon
                         signing of agreement

       Premises: 1080 Beaver Hall, Montreal
       Currency : CAD
       Term: 12 months
       Invoice: By email at gmetrakos@teliphone.ca
       Customer's Scheduled Move-In Date ("Effective Date"): December 1st, 2005

Special Instructions:

o United American Corp, Inc. is responsible for this Co-location and Bandwidth Services Agreement on the behalf of TeliPhone inc (it's wholly owned subsidiary), and will take over the responsibility of this Agreement in the event of TeliPhone inc. not being able to do so.

                               BANDWIDTH PRICING

   Billing Method:      95th Percentile

                              Committed Traffic         Commit Price

Commitment first 6 months    2 Mb traffic per month   Included in monthly
                                                         fee of 2 670$

           Transfer Rate in Mb             No Commitment/BURST
               2.01 - 25                          $225/Mb
              25.01 - 50                          $200/Mb

                                       7